PNC Money Market Fund and PNC Advantage Institutional Money Market Fund



AFFILIATED UNDERWRITINGS (RULE 10F-3) FORM



1.	Security Purchased:   HALST 2014-A A1

2.	Cusip Number:  44890TAA5

3.	Date of Purchase:   03/12/2014

4.	Broker Name:   Barclays
(Cannot purchase directly from PNC Affiliated Underwriter)

5.	The purchase of the security is determined by a person who has portfolio management
responsibility for PNC Bank to be a sound acquisition for PNC Bank on the basis of PNC Bank's investment guidelines, which may include the following (i) investment objectives:
(ii) tax-exempt targets; (iii) maturity targets; (iv) duration / convexity; (v) diversification; (vi)spread; and any other considerations pertinent to the account:

Yes [X] No [  ]
 (only for separately managed accounts subadvised by PNC Capital)

6.   Issuer: Hyundai Auto Lease Securitization Trust

7.   Name of Affiliated Underwriter (as defined in PNC Funds',
PNC Advantage's, and PNC Capital's procedures) managing or participating in syndicate (attach list of all members of syndicate):
PNC Capital Markets LLC

8.   Aggregate principal amount of purchase:   $11,000,000


9.   Aggregate principal amount of offering:   $110,000,000

10.   Purchase price (net of fees and expenses):   100.00

11.   Date offering commenced:   March 12, 2014

12.  Offering price at end of first day on which
any sales were made:    100.00

13.  Commission, spread or profit:

14.  Have the following conditions been satisfied:

 a.   Does the account's governing
document(s) allow for this security to
be purchased?                                     YES



b. The securities are a part of an issue registered under the
Securities Act of 1933, as amended, which is being offered to the public, or are Eligible Municipal
Securities or are securities sold in an
Eligible Foreign Offering, or are
securities sold in an Eligible Rule 144A Offering.  YES

c. The securities were purchased prior to the end
of the first full
day on which any sales were made, at a price that
was not more
than the price paid by each other
purchaser of securities in that offering
or in any concurrent offering of the
securities (except, in the case of an
Eligible Foreign Offering, for any rights
to purchase required by law to be granted
to existing security holders of the
issuer) or, if a rights offering, the
securities were purchased on or before
the fourth day preceding the day on which
the rights offering terminated.                     YES

d. The underwriting was a firm commitment underwriting?   YES

e. The commission, spread or profit was
reasonable and fair in
relation to that being received by others for
underwriting similar securities during the same period?     YES

f. In respect of any securities other than
Eligible Municipal Securities, the issuer of such securities has been in continuous
operation for not less than three years
(including the operations of predecessors).                    YES

g. The amount of such securities purchased by the
account(s)
and any other investment companies advised by PNC Capital
Advisors, LLC did not exceed (i) if
purchased in an offering other than an
Eligible Rule 144A Offering, 25% of the
principal amount of the securities being
offered, or (ii) if purchased in an
Eligible Rule 144A Offering, 25% of the
total of (A) the principal amount of the
class of securities being offered that
were sold by underwriters or members of
the selling syndicate to qualified
institutional buyers (as defined in Rule
144A(a)(1) under the Securities Act of
1933, as amended), plus (B) the principal
amount of the class of securities being
offered in any concurrent offering.                       YES

h. No Affiliated Underwriter was a direct or
indirect participant
in, or benefited directly or indirectly from, the purchase?   YES



Portfolio Manager(s) (Name):
Richard Stevenson, Patrick Azouri, Kelley Peel

Signature(s):

Date:   03/12/2014


Board of Trustees Review Date (PNC Funds & PNC Advantage
Funds):



Account Information (please list accounts below or attach a worksheet with the following information included):

Account Number   Par   Exec Price
Carm0023      6,600,000      100.00   PNC Money Market Fund
Carm0039      4,400,000      100.00   PNC Advantage Institutional
                                        Money Market Fund



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PNC Money Market Fund
PNC Advantage Institutional Money Market Fund



AFFILIATED UNDERWRITINGS (RULE 10F-3) FORM



1.   Security Purchased:   WOART 2014-A A1

2.   Cusip Number:  98158LAA5

3.   Date of Purchase:   04/15/2014

4.   Broker Name:   Barclays
(Cannot purchase directly from PNC Affiliated Underwriter)

5. The purchase of the security is determined by a person who has portfolio management responsibility for PNC Bank to be a sound acquisition for PNC Bank on the basis of PNC Bank's investment guidelines, which may include the following (i) investment objectives:
(ii) tax-exempt targets; (iii) maturity targets; (iv) duration / convexity; (v) diversification; (vi)spread; and any other considerations pertinent to the account:

Yes [X] No [  ]
 (only for separately managed accounts subadvised by PNC Capital)


6.   Issuer: World Omni Auto Receivables Trust

7.   Name of Affiliated Underwriter (as defined in PNC Funds',
PNC Advantage's, and PNC Capital's procedures) managing or participating in syndicate (attach list of all members of syndicate):
PNC Capital Markets LLC

8.   Aggregate principal amount of purchase:   $20,000,000


9.   Aggregate principal amount of offering:   $215,000,000

10.   Purchase price (net of fees and expenses):   100.00

11.   Date offering commenced:   April 14, 2014

12.   Offering price at end of first day on which any sales were made:
   100.00

13.   Commission, spread or profit:

14.   Have the following conditions been satisfied:

 a.   Does the account's governing
document(s) allow for this security to be purchased?      YES

b. The securities are a part of an issue
registered under the
Securities Act of 1933, as amended, which is
being offered to
the public, or are Eligible Municipal
Securities or are securities sold in an
Eligible Foreign Offering, or are
securities sold in an Eligible Rule 144A
Offering.                                         YES

c. The securities were purchased prior to the end
of the first full
day on which any sales were made, at a price that
was not more
than the price paid by each other
purchaser of securities in that offering
or in any concurrent offering of the
securities (except, in the case of an
Eligible Foreign Offering, for any rights
to purchase required by law to be granted
to existing security holders of the
issuer) or, if a rights offering, the
securities were purchased on or before
the fourth day preceding the day on which
the rights offering terminated.                   YES

d. The underwriting was a firm commitment
underwriting?                                    YES

e. The commission, spread or profit was
reasonable and fair in
relation to that being received by others for
underwriting similar securities during the same period?   YES

f. In respect of any securities other than
Eligible Municipal
Securities, the issuer of such securities has been
in continuous
operation for not less than three years
(including the operations of predecessors).               YES

g. The amount of such securities purchased by the
account(s) and any other investment companies advised
 by PNC CapitalAdvisors, LLC did not exceed (i) if
purchased in an offering other than an
Eligible Rule 144A Offering, 25% of the
principal amount of the securities being
offered, or (ii) if purchased in an
Eligible Rule 144A Offering, 25% of the
total of (A) the principal amount of the
class of securities being offered that
were sold by underwriters or members of
the selling syndicate to qualified
institutional buyers (as defined in Rule
144A(a)(1) under the Securities Act of
1933, as amended), plus (B) the principal
amount of the class of securities being
offered in any concurrent offering.                      YES

h. No Affiliated Underwriter was a direct or
indirect participant
in, or benefited directly or indirectly from, the
purchase?                                              YES


Portfolio Manager(s) (Name):
Richard Stevenson, Patrick Azouri, Kelley Peel

Signature(s):

Date:   04/15/2014


Board of Trustees Review Date (PNC Funds & PNC Advantage
Funds):



Account Information (please list accounts below or attach a worksheet with the following information included):

Account Number   Par   Exec Price
carm0023    10,000,000    100.00   PNC Money Market Fund
carm0039     7,500,000    100.00   PNC Advantage Institutional
cn001098     1,650,000    100.00       Money Market Fund
cp001237       850,000    100.00